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                                Power of Attorney



                We, the undersigned Trustees of THE UPRIGHT GROWTH FUND, do hereby constitute and appoint David Y.S. Chiueh our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as Trustees, and to execute any and all instruments for us and in our mane in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said Fund to comply with the Securities Acts of 1933, as amended, the Investment Company Act of 1940 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendment) hereto; and we do hereby ratify and confirm that said attorney and agent shall do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on June 27, 1998, by the following persons in the capacities indicated:

(1)   Principal Executive Officers:



     /s/ David Y.S. Chiueh
         -----------------------                      President
         David Y.S. Chiueh

(2) Trustees:



     /s/ Wellman Wu                                   Trustee
         -----------------------
         Wellman Wu



     /s/ Bing B. Chen                                 Trustee
         -----------------------
         Bing B. Chen


     /s/ Chaur Nan Yeh                                Trustee
         -----------------------
         Chaur Nan Yeh
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